UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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iSHARES TRUST

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EXPLANATORY NOTE

iShares Trust is filing the materials contained in this Schedule 14A in connection with the solicitation of proxies to change the diversification status of the iShares Morningstar Large-Cap Growth ETF from diversified to non-diversified, as such terms are defined under the Investment Company Act of 1940, at a Special Meeting of Shareholders to be held on or about March 12, 2021.

FOR IMMEDIATE RELEASE

Morningstar and iShares Join Forces to Lead the Industry in Style Investing

New Morningstar Broad Style Indexes to be tracked by iShares ETFs

Enhanced iShares ETFs will reflect iconic Morningstar Style Box™, and are designed to deliver innovation, quality, and value

CHICAGO and NEW YORK, Dec. 15, 2020 – In a commitment to reinvent the $3.0 trillion style investing market for U.S. equities, Morningstar and iShares are joining forces. Morningstar, Inc. (Nasdaq: MORN) is a leading provider of independent investment research and has been a leader in style analysis and investing since the creation of the Morningstar Style Box™ in 1992. iShares is the leading global issuer of ETFs, with more than $2.5 trillion in assets under management.

In January 2021, Morningstar will formally launch a new index family — the Morningstar Broad Style IndexesSM—designed to more accurately represent the size and style dimensions of the U.S. equity market. The underlying data and methodology of the Morningstar Broad Style Indexes are designed to be consistent with the Morningstar Style Box, making the Morningstar Broad Style Indexes a natural complement for informing style-related investment decisions. As part of this initiative, the nine funds in the iShares Morningstar U.S. Equity Style Box ETF suite will begin tracking the new Morningstar Broad Style Indexes.1 The Morningstar Style Box will not experience changes as part of the launch of the Morningstar Broad Style Index family.

“Style investing is the bedrock of many investors’ portfolios. Inspired by more than 30 years of independent research and analysis, the new Morningstar Broad Style Indexes aim to empower investors through a more flexible and intuitive framework for building U.S. equity portfolios,” said Ron Bundy, president, Morningstar Indexes. “As we look to expand our set of style indexes in the new year, we are proud of our enhanced relationship with iShares.”

As of November 2020, $753 billion in assets are invested in U.S. value or growth index funds, with another $284 billion globally.2 In addition, active managers continue to search for alpha in styles, with $2.2 trillion of actively managed assets benchmarked against value or growth indexes3 in the United States. Style investing is a well-established discipline for investing in U.S. equities. Decades of academic research and investor experience have confirmed the distinct performance characteristics of stocks based on their size and valuation.4

“iShares leads the ETF industry through our commitment to deliver a combination of innovation, quality, and value. Our continued relationship with Morningstar reinforces our value proposition and our willingness to use the scale of our platform to provide better solutions and outcomes for our clients,” said Armando Senra, managing director and head of iShares Americas at BlackRock. “At the heart of this collaboration is our mission to deliver simplicity, diversification, and flexibility, enabling investors to efficiently build portfolios tailored to their risk and return targets.”

[1]	No earlier than March 19, 2021
[2]	Source: Morningstar Direct, as of Nov. 30, 2020
[3]	Source: Morningstar Direct, as of Nov. 30, 2020
[4]

Source: “Common risk factors in the returns on stocks and bonds.” Journal of Financial Economics 33 (1993) 3-56. https://rady.ucsd.edu/faculty/directory/valkanov/pub/classes/mfe/docs/fama_french_jfe_1993.pdf Banz, Rolf, “The relationship between return and market value of common stocks”, Journal of Financial Economics, 1981. Fama, Eugene F., and French, Kenneth R., “The cross-section of expected stock returns”, The Journal of Finance, 1992.

About the Morningstar Style Box™

The Morningstar Style Box has become the industry standard for categorizing and tracking managed investment portfolios. It describes securities in terms of their relative size and value-growth orientation in an intuitive, visual tool. It is based on a robust methodology that includes forward-looking and historical components and 10 different factors to measure value-growth orientation. Because different investment styles often offer different risk/reward patterns, it is important for individuals to understand the investment style of a stock, fund, or portfolio. This understanding can help investors and advisors construct portfolios that are consistent with the investor’s return expectations and risk tolerances. The style box lays the groundwork for better portfolio assembly and monitoring and is a useful tool for individual and professional investors.

About the Morningstar Broad Style Index Family

The Morningstar Broad Style Index family will provide investors with a more accurate reflection of their opportunity set, enabling intelligent benchmarking and asset allocation decisions. This new approach will give investors more flexibility to access the broad market while maintaining their desired style exposure. The Morningstar Broad Style Indexes complement Morningstar’s existing style indexes and will be formally launched in January 2021. Learn more about Morningstar’s robust suite of indexes across all asset classes here.

About the iShares Morningstar U.S. Equity Style Box ETFs

Launched in 2004, the iShares Morningstar U.S. Equity Style Box ETFs (the “Funds”) include nine funds with $7B of AUM. 5 The Funds will track Morningstar’s new set of style indexes, the Morningstar Broad Style Indexes, within the existing suite of nine Funds. Each of the ETFs will undergo additional enhancements including forward share splits and new tickers. Details on this product update can be found here. The changes are expected to be implemented no earlier than March 19, 2021.

Media contacts:

Morningstar: Sarah Wirth – (312) 244-7358, Sarah.Wirth@morningstar.com

BlackRock: Soogyung Jordan – (646) 231-1540, Soogyung.Jordan@BlackRock.com

About Morningstar, Inc.

Morningstar, Inc. is a leading provider of independent investment research in North America, Europe, Australia, and Asia. The Company offers an extensive line of products and services for individual investors, financial advisors, asset managers, retirement plan providers and sponsors, and institutional investors in the debt and private capital markets. Morningstar provides data and research insights on a wide range of investment offerings, including managed investment products, publicly listed companies, private capital markets, debt securities, and real-time global market data. Morningstar also offers investment management services through its investment advisory subsidiaries, with approximately $215 billion in assets under advisement and management as of Sept. 30, 2020. The Company has operations in 29 countries. For more information, visit www.morningstar.com/company. Follow Morningstar on Twitter @MorningstarInc.

About BlackRock

BlackRock’s purpose is to help more and more people experience financial well-being. As a fiduciary to investors and a leading provider of financial technology, our clients turn to us for the solutions they need when planning for their most important goals. As of September 30, 2020, the firm managed approximately $7.81 trillion in assets on behalf of investors worldwide. For additional information on BlackRock, please visit www.blackrock.com/corporate Twitter: @blackrock | LinkedIn: www.linkedin.com/company/blackrock.

About iShares

iShares unlocks opportunity across markets to meet the evolving needs of investors. With more than twenty years of experience, a global line-up of 900+ exchange traded funds (ETFs) and $2.32 trillion in assets under management as of September 30, 2020, iShares continues to drive progress for the financial industry. iShares funds are powered by the expert portfolio and risk management of BlackRock, trusted to manage more money than any other investment firm6.

[5]	Source: BlackRock, as of December 9, 2020
[6]	Based on $7.81 trillion in AUM as of 9/30/20

Carefully consider the Funds’ investment objectives, risk factors, and charges and expenses before investing. This and other information can be found in the Funds’ prospectuses or, if available, the summary prospectuses which may be obtained by visiting www.iShares.com or www.blackrock.com. Read the prospectus carefully before investing.

Investing involves risk, including possible loss of principal.

The iShares Funds are distributed by BlackRock Investments, LLC (together with its affiliates, “BlackRock”). The iShares Funds are not sponsored, endorsed, issued, sold or promoted by Morningstar, Inc., nor does this company make any representation regarding the advisability of investing in the Funds. BlackRock is not affiliated with Morningstar, Inc.

The Morningstar® Broad Style IndexesSM are created and maintained by Morningstar, Inc. Morningstar, Inc. does not sponsor, endorse, issue, sell, or promote the iShares Morningstar U.S. Equity Style Box ETFs and bears no liability with respect to the ETFs or any security. Morningstar® is a registered trademark of Morningstar, Inc. Morningstar® Broad Style IndexesSM are service marks of Morningstar, Inc.

©2020 BlackRock, Inc. All rights reserved. iSHARES and BLACKROCK are registered trademarks of BlackRock, Inc., or its subsidiaries. All other marks are the property of their respective owners.

©2020 Morningstar, Inc. All Rights Reserved.

PRODUCT UPDATE: iShares Morningstar U.S. Equity Style Box ETFs

New York, December 15, 2020 - BlackRock today announced a series of product enhancements to the iShares Morningstar U.S. Equity Style Box ETFs. The changes to each of the nine funds outlined below are expected to be implemented no earlier than March 19, 2021.

Current ticker	New ticker	Current fund name	New fund name	Current investment objective	New investment objective	Share Split Ratio	Current underlying index	New underlying index
JKF	ILCV	iShares Morningstar Large-Cap Value ETF Inception Date: June 28, 2004 NAV as of 12/08/20: $113.1	iShares Morningstar Value ETF	The ETF seeks to track the investment results of an index composed of large-capitalization U.S. equities that exhibit value characteristics.	The ETF seeks to track the investment results of an index composed of large- and mid- capitalization U.S. equities that exhibit value characteristics.	2:1	Morningstar US Large Value Index	Morningstar US Large-Mid Cap Broad Value Index

JKD	ILCB	iShares Morningstar Large-Cap ETF Inception Date: June 28, 2004 NAV as of 12/08/20: $211.8	iShares Morningstar U.S. Equity ETF	The ETF seeks to track the investment results of an index composed of large-capitalization U.S. equities.	The ETF seeks to track the investment results of an index composed of large- and mid- capitalization U.S. equities.	4:1	Morningstar US Large Core Index	Morningstar US Large-Mid Cap Index

- Continued -

Current ticker	New ticker	Current fund name	New fund name	Current investment objective	New investment objective	Share Split Ratio	Current underlying index	New underlying index
JKE	ILCG	iShares Morningstar Large-Cap Growth ETF Inception Date: June 28, 2004 NAV as of 12/08/20: $288.4	iShares Morningstar Growth ETF	The ETF seeks to track the investment results of an index composed of large-capitalization U.S. equities that exhibit growth characteristics.	The ETF seeks to track the investment results of an index composed of large- and mid-capitalization U.S. equities that exhibit growth characteristics.	5:1	Morningstar Large Growth Index	Morningstar US Large-Mid Cap Broad Growth Index[1]

JKI	IMCV	iShares Morningstar Mid-Cap Value ETF Inception Date: June 28, 2004 NAV as of 12/08/20: $157.8	No change	The ETF seeks to track the investment results of an index composed of mid-capitalization U.S. equities that exhibit value characteristics.	No change	3:1	Morningstar US Mid Value Index	Morningstar US Mid Cap Broad Value Index

- Continued -

[1]

The iShares Trust, of which the iShares Morningstar Large-Cap Growth ETF (the “Fund”) is a series of, will solicit shareholder approval to change the Fund’s diversification status from diversified to non-diversified, as such terms are defined under the Investment Company Act of 1940, at a Special Meeting of Shareholders to be held on or about March 12, 2021. As soon as reasonably practicable following shareholder approval, the Fund will begin tracking the Morningstar® US Large-Mid Cap Broad Growth Index. In the event that shareholder approval to change the Fund’s diversification status from diversified to non-diversified is ultimately not obtained, the Fund will track the Morningstar US Large-Mid Cap Broad Growth Capped Index (the “Interim Underlying Index”). In addition, if the Fund is unable to obtain shareholder approval in a timely manner, the Fund may track the Interim Underlying Index on an interim basis.

Current ticker	New ticker	Current fund name	New fund name	Current investment objective	New investment objective	Share Split Ratio	Current underlying index	New underlying index
JKG	IMCB	iShares Morningstar Mid-Cap ETF Inception Date: June 28, 2004 NAV as of 12/08/20: $231.4	No change	The ETF seeks to track the investment results of an index composed of mid-capitalization U.S. equities.	No change	4:1	Morningstar US Mid Core Index	Morningstar US Mid Cap Index

JKH	IMCG	iShares Morningstar Mid-Cap Growth ETF Inception Date: June 28, 2004 NAV as of 12/08/20: $371.5	No change	The ETF seeks to track the investment results of an index composed of mid-capitalization U.S. equities that exhibit growth characteristics.	No change	6:1	Morningstar US Mid Growth Index	Morningstar US Mid Cap Broad Growth Index

JKL	ISCV	iShares Morningstar Small-Cap Value ETF Inception Date: June 28, 2004 NAV as of 12/08/20: $139.0	No change	The ETF seeks to track the investment results of an index composed of small- capitalization U.S. equities that exhibit value characteristics.	No change	3:1	Morningstar US Small Value Index	Morningstar US Small Cap Broad Value Extended Index

- Continued -

Current ticker	New ticker	Current fund name	New fund name	Current investment objective	New investment objective	Share Split Ratio	Current underlying index	New underlying index
JKJ	ISCB	iShares Morningstar Small-Cap ETF Inception Date: June 28, 2004 NAV as of 12/08/20: $194.4	No change	The ETF seeks to track the investment results of an index composed of small- capitalization U.S. equities.	No change	4:1	Morningstar US Small Core Index	Morningstar US Small Cap Extended Index
JKK	ISCG	iShares Morningstar Small-Cap Growth ETF Inception Date: June 28, 2004 NAV as of 12/08/20: $288.3	No change	The ETF seeks to track the investment results of an index composed of small- capitalization U.S. equities that exhibit growth characteristics.	No change	6:1	Morningstar US Small Growth Index	Morningstar US Small Cap Broad Growth Extended Index

Media Contact: Soogyung Jordan – Soogyung.Jordan@BlackRock.com

About BlackRock

BlackRock’s purpose is to help more and more people experience financial well-being. As a fiduciary to investors and a leading provider of financial technology, our clients turn to us for the solutions they need when planning for their most important goals. As of September 30, 2020, the firm managed approximately $7.81 trillion in assets on behalf of investors worldwide. For additional information on BlackRock, please visit www.blackrock.com/corporate

Twitter: @blackrock | LinkedIn: www.linkedin.com/company/blackrock.

About iShares

iShares unlocks opportunity across markets to meet the evolving needs of investors. With more than twenty years of experience, a global line-up of 900+ exchange traded funds (ETFs) and $2.32 trillion in assets under management as of September 30, 2020, iShares continues to drive progress for the financial industry. iShares funds are powered by the expert portfolio and risk management of BlackRock, trusted to manage more money than any other investment firm2.

The foregoing is not a solicitation of any proxy. For important information regarding the iShares Morningstar U.S. Equity Style Box ETFs (the “Funds”) or to receive a free copy of a proxy statement, when available, or Prospectus or SAI relating to a proposed shareholder vote to change the diversification status of one of the Funds, the iShares Morningstar Large-Cap Growth ETF (the “Fund”) from diversified to non-diversified, please call the Funds’ toll-free telephone number: 1-800-iShares (1-800-474-2737). The proxy statement, Prospectus, and SAI contain important information about the Board’s considerations in approving the proposal to be presented for shareholder approval at the Special Meeting of Shareholders. The proxy statement, Prospectus, and SAI will be available for free on the SEC’s website (www.sec.gov).

Please read the proxy statement, Prospectus, and SAI carefully before voting or when considering whether to vote for the proposal. Pursuant to SEC proxy rules, the Fund’s proxy solicitor, Computershare Fund Services (“Computershare”), is a “participant” in connection with the Special Meeting of Shareholders. Certain regular employees and officers of the Fund’s investment manager, administrator, or any of their affiliates may become “participants” if any such persons solicit proxies. Shareholders may obtain information regarding the interests of Computershare and any other participants, if applicable, in the Fund’s proxy statement, when available, for the Special Meeting of Shareholders.

Pursuant to SEC proxy rules, the Fund’s proxy solicitor, Computershare Fund Services (“Computershare”), is a “participant” in connection with the Special Meeting of Shareholders. Certain regular employees and officers of the Fund’s investment manager, administrator, or any of their affiliates may become “participants” if any such persons solicit proxies. Shareholders may obtain information regarding the interests of Computershare and any other participants, if applicable, in the Fund’s proxy statement, when available, for the Special Meeting of Shareholders.

Carefully consider the Funds’ investment objectives, risk factors, and charges and expenses before investing. This and other information can be found in the Funds’ prospectuses or, if available, the summary prospectuses which may be obtained by visiting www.iShares.com or www.blackrock.com. Read the prospectus carefully before investing.

Investing involves risk, including possible loss of principal. Small-capitalization companies may be less stable and more susceptible to adverse developments, and their securities may be more volatile and less liquid than larger capitalization companies.

The iShares Funds are distributed by BlackRock Investments, LLC (together with its affiliates, “BlackRock”). The iShares Funds are not sponsored, endorsed, issued, sold or promoted by Morningstar, Inc., nor does this company make any representation regarding the advisability of investing in the Funds. BlackRock is not affiliated with Morningstar, Inc.

©2020 BlackRock, Inc. All rights reserved. iSHARES and BLACKROCK are trademarks of BlackRock, Inc., or its subsidiaries in the United States and elsewhere. All other marks are the property of their respective owners.

[2]	Based on $7.81 trillion in AUM as of 9/30/20